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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITOR

            I consent to the reference to my firm and to the use of my report dated May 9, 2000, except for note 13, as to which the date is February 2, 2001, included in or made a part of the prospectus of Old Baldy Corporation, which is made a part of the registration statement on Form SB-2 (No. 333-_________) of Old Baldy Corporation.


                                          /s/ Roger J. Schneider

Rawlings, Wyoming

March 27, 2001